                                                                Exhibit 99.1
NORDSTROM

For release: November 13, 2008 at 1:05 p.m. PT
--------------------------------------------

               NORDSTROM REPORTS 2008 THIRD QUARTER EARNINGS

     SEATTLE, Wash. - November 13, 2008 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $71 million, or $0.33 per diluted share, for the third quarter ended November 1, 2008. For the same quarter last year, Nordstrom reported net earnings of $166 million and earnings per diluted share of $0.68.

     Total sales in the third quarter were $1.81 billion, a decrease of 8.4 percent compared with sales of $1.97 billion during the same period in fiscal 2007. Third quarter same-store sales decreased 11.1 percent.

     Results for the third quarter ended November 3, 2007, included a $20.9 million gain, net of tax, or $0.09 per diluted share, from the sale of the Faconnable business, which closed during the third quarter of fiscal 2007.

THIRD QUARTER HIGHLIGHTS

     -Third quarter results include two non-comparable items that had a benefit to earnings per share of approximately $0.03. The company's third quarter earnings outlook did not include these items because they were not part of our view of ongoing operations.

     -Nordstrom, Inc. same-store sales decreased 11.1 percent for the quarter. Results in full-line stores continued to be challenging, as same-store sales decreased 15.6 percent in the quarter. Nordstrom Rack outperformed its off-price competition with a same-store sales increase of 3.6 percent. Sales for the Direct segment, which is nordstrom.com, increased 8.5 percent. Sales in all of our businesses were significantly impacted after the financial markets began to experience severe stress in mid-September.

     -Gross profit, as a percentage of sales, decreased 332 basis points compared with last year's third quarter as we responded to slower sales trends and the competitive environment with increased markdowns. Quarter-end inventory per square foot was down 3 percent from the prior year.

     -Selling, general and administrative expenses increased 2.6 percent, or $14 million, compared with last year's third quarter. The company's continued focus on expense control resulted in expense growth well below annual square footage growth of 5.7%.

     -In the third quarter of 2008, Nordstrom repurchased 0.8 million shares of stock totaling $26 million, with an average price of $30.82. The company suspended its share repurchase program in September. The company may resume the program in the future when economic conditions improve. Third quarter share repurchases had a minimal impact on third quarter earnings per diluted share.

CAPITAL INVESTMENT AND EXPANSION UPDATE

     The company's capital expenditures are expected to total approximately $350 million in fiscal year 2009, compared to approximately $510 million in fiscal year 2008. Given current economic conditions and delays in real estate development, the company now expects to relocate one full-line store and open 3 new full-line stores in 2009 and 4-5 new full-line stores in 2010.



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     On November 6, 2008 Nordstrom opened a new Rack store at Liberty Tree
Mall in Danvers, Mass., on November 7, 2008 it opened a 77,000-square-foot full-line store at Waterside Shops in Naples, Fla. and today it opened a new Rack store at The Rim in San Antonio, Tex.

FISCAL YEAR 2008 OUTLOOK
     For the fiscal year ending January 31, 2009, the company anticipates earnings per diluted share in the range of $1.87 to $1.97. Outlined in the table below are the company's expectations for fiscal year 2008:

                                               Fiscal 2008
                                               -----------
Same-store Sales                               9% to 10% decrease
Gross Profit (%)                               250 to 280 basis point decrease
Selling, General and Admin. Expense (%)        160 to 190 basis point increase
Interest Expense, net                          $65 to $70 million increase
Finance Charges and Other, net                 $30 to $40 million increase
Effective Tax Rate                             37.2% to 37.7%
Earnings per Diluted Share                     $1.87 to $1.97
Diluted Shares Outstanding                     220 million

FOURTH QUARTER 2008 OUTLOOK
     For the fourth quarter of 2008, the company anticipates earnings per diluted share in the range of $0.35 to $0.45. When compared to the planned same-store sales rate of negative 13 to negative 16 percent for the fourth quarter of fiscal 2008, the monthly same-store sales rates in November are expected to be below the anticipated quarterly rate. In December, the monthly same-store sales rate is expected to be above the anticipated quarterly rate.

CONFERENCE CALL INFORMATION:
The company's senior management will host a conference call to discuss third quarter results at 4:30 p.m. Eastern Time today. To listen, please dial 800-779-8419 or 312-470-7356 (passcode: NORD). A telephone replay will be available beginning approximately one hour after the conclusion of the call by dialing 800-294-6358 or 402-220-9789 until the close of business on November 20, 2008. Interested parties may also listen to the live call over the Internet by visiting the Investor Relations section of the company's corporate Web site at http://investor.nordstrom.com. An archived webcast will be available in the Webcasts section until the close of business on February 13, 2009.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 169 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 109 full-line stores, 56 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. Nordstrom also serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including anticipated financial results for the fiscal year ending January 31, 2009 and its fourth quarter, anticipated quarterly and annual same-store sales rate, capital investments, anticipated store openings and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to the impact of economic and market conditions and the resultant impact on consumer spending patterns, the company's ability to respond to the business environment and fashion trends, the competitive pricing environment within the retail sector, effective inventory management, successful execution of the company's store growth strategy including the timely completion of construction associated with newly planned stores, relocations, and remodels, the effectiveness of planned advertising, marketing, and promotional campaigns, the company's compliance with applicable banking and related laws and regulations impacting the company's ability to extend credit to its customers, the company's
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compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company, successful execution of the company's multi-channel strategy, the company's ability to safeguard its brand and reputation, efficient and proper allocation of the company's capital resources, successful execution of the company's technology strategy, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, the company's ability to maintain its relationships with company employees and to effectively train and develop its future leaders, the company's ability to control costs, risks related to fluctuations in world currencies, and weather conditions and hazards of nature that affect consumer traffic and consumers' purchasing patterns. Our SEC reports, including our Form 10-K for the fiscal year ended February 2, 2008, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact:                         Media Contact:
Chris Holloway                            Brooke White
Nordstrom, Inc.                           Nordstrom, Inc.
(206) 303-3290                            (206) 373-3030

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - 3rd Quarter
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                      Quarter    % of sales(1)        Quarter     % of sales(1)
                                       ended      (except as           ended       (except as
                                       11/1/08      indicated)         11/3/07       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  1,805          100.0%          $  1,970         100.0%
Cost of sales and related buying
     & occupancy costs                (1,185)         (65.7%)           (1,228)        (62.3%)
                                     ----------                       ----------
Gross profit                             620           34.3%               742          37.7%
Selling, general and administrative
     expenses                           (567)         (31.4%)             (553)        (28.0%)
Finance charges and other, net            74            4.1%                69           3.5%
Gain on sale of Faconnable                 -            0.0%                34           1.7%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               127            7.1%               292          14.8%
Interest expense, net                    (33)          (1.9%)              (20)         (1.0%)
                                     ----------                       ----------
Earnings before income taxes              94            5.2%               272          13.8%
Income tax expense                       (23)         (24.3%)(2)          (106)        (39.0%)(2)
                                     ----------                       ----------
Net earnings                        $     71            3.9%          $    166           8.4%
                                     ==========                       ==========


Earnings per share
     Basic                          $   0.33                          $   0.69
     Diluted                        $   0.33                          $   0.68

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             215.6                             241.5
     Diluted                           218.1                             245.3




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income taxes.

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - Year-to-Date
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                     Nine Months  % of sales(1)      Nine Months   % of sales(1)
                                       ended       (except as          ended        (except as
                                       11/1/08      indicated)         11/3/07       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  5,971          100.0%          $  6,314         100.0%
Cost of sales and related buying
     & occupancy costs                (3,852)         (64.5%)           (3,957)        (62.7%)
                                     ----------                       ----------
Gross profit                           2,119           35.5%             2,357          37.3%
Selling, general and administrative
     expenses                         (1,716)         (28.7%)           (1,723)        (27.3%)
Finance charges and other, net           220            3.7%               195           3.1%
Gain on sale of Faconnable                 -            0.0%                34           0.5%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               623           10.4%               863          13.7%
Interest expense, net                    (98)          (1.6%)              (44)         (0.7%)
                                     ----------                       ----------
Earnings before income taxes             525            8.8%               819          13.0%
Income tax expense                      (192)         (36.6%)(2)          (316)        (38.5%)(2)
                                     ----------                       ----------
Net earnings                        $    333            5.6%          $    503           8.0%
                                     ==========                       ==========


Earnings per share
     Basic                          $   1.54                          $   2.01
     Diluted                        $   1.52                          $   1.98

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             216.9                             250.2
     Diluted                           219.8                             254.5




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income taxes.




































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                                           NORDSTROM, INC.
                                     CONSOLIDATED BALANCE SHEETS
                       ------------------------------------------------------
                                   (unaudited; amounts in millions)

                                                    11/1/08          2/2/08           11/3/07
                                                   ----------      ----------        ----------

Assets
Current assets:
     Cash and cash equivalents                   $     68        $    358          $    108
     Accounts receivable, net                       1,918           1,788             1,734
     Merchandise inventories                        1,278             956             1,242
     Income taxes receivable                           33               -                 -
     Current deferred tax assets, net                 196             181               190
     Prepaid expenses and other                        67              78                69
                                                  -----------     -----------       -----------
Total current assets                                3,560           3,361             3,343

Land, buildings and equipment, net                  2,215           1,983             1,910
Goodwill                                               53              53                53
Other assets                                          236             203               181
                                                  -----------     -----------       -----------
Total assets                                     $  6,064        $  5,600          $  5,487
                                                  ===========     ===========       ===========


Liabilities and Shareholders' Equity
Current liabilities:
     Commercial paper                            $    102        $     -            $    91
     Accounts payable                                 805             556               738
     Accrued salaries, wages and related
       benefits                                       202             268               266
     Other current liabilities                        503             492               438
     Income taxes payable                               -              58                42
     Current portion of long-term debt                425             261               209
                                                  -----------     -----------       -----------
Total current liabilities                           2,037           1,635             1,784

Long-term debt, net                                 2,215           2,236             1,791
Deferred property incentives, net                     417             369               355
Other liabilities                                     233             245               249
Shareholders' equity:
     Common stock, no par value: 1,000 shares
       authorized; 215.4, 220.9, and 232.0
       shares issued and outstanding                  990             936               927
     Retained earnings                                192             201               408
     Accumulated other comprehensive loss             (20)            (22)              (27)
                                                  -----------     -----------       -----------
Total shareholders' equity                          1,162           1,115             1,308
                                                  -----------     -----------       -----------
Total liabilities and shareholders' equity       $  6,064        $  5,600          $  5,487
                                                  ===========     ===========       ===========

                                         NORDSTROM, INC.
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                    ------------------------------------------------------
                                (unaudited;  amounts in millions)

                                                           Nine Months              Nine Months
                                                              ended                  ended
                                                             11/1/08                11/3/07
                                                            -----------           -----------
Operating Activities
Net earnings                                               $    333              $    503
Adjustments to reconcile net earnings to net
 cash provided by (used in) operating activities:
     Depreciation and amortization of buildings
       and equipment                                            222                   203
     Gain on sale of Faconnable                                   -                   (34)
     Amortization of deferred property incentives
       and other, net                                           (30)                  (30)
     Stock-based compensation expense                            21                    21
     Deferred income taxes, net                                 (59)                  (33)
     Tax benefit from stock-based payments                        4                    27
     Excess tax benefit from stock-based payments                (4)                  (25)
     Provision for bad debt expense                             106                    71
     Change in operating assets and liabilities:
          Accounts receivable                                   (62)               (1,041)
          Investment in asset backed securities                  -                    420
          Merchandise inventories                              (301)                 (283)
          Prepaid expenses                                        9                   (10)
          Other assets                                            9                   (28)
          Accounts payable                                      280                   131
          Accrued salaries, wages and related benefits          (66)                  (67)
          Other current liabilities                               8                     -
          Income taxes payable/receivable                       (91)                  (22)
          Deferred property incentives                           87                    42
          Other liabilities                                     (12)                    2
                                                             -----------           -----------
Net cash provided by (used in) operating activities             454                  (153)
                                                             -----------           -----------

Investing Activities
Capital expenditures                                           (439)                 (358)
Change in accounts receivable originated at third
 parties                                                       (171)                 (102)
Proceeds from sale of Faconnable                                  -                   216
Proceeds from sale of assets                                      1                    12
Other, net                                                        1                     3
                                                             -----------           -----------
Net cash used in investing activities                          (608)                 (229)
                                                             -----------           -----------

Financing Activities
Proceeds from commercial paper                                  102                    91
Proceeds from long-term borrowings                              150                 1,522
Principal payments on long-term borrowings                       (8)                 (177)
(Decrease) increase in cash book overdrafts                     (45)                   23
Proceeds from exercise of stock options                          13                    32
Proceeds from employee stock purchase plan                       16                    17
Excess tax benefit from stock-based payments                      4                    25
Cash dividends paid                                            (104)                 (103)
Repurchase of common stock                                     (264)               (1,340)
Other, net                                                        -                    (3)
                                                             -----------           -----------
Net cash (used in) provided by financing activities            (136)                   87
                                                             -----------           -----------
Net decrease in cash and cash equivalents                      (290)                 (295)
Cash and cash equivalents at beginning of period                358                   403
                                                             -----------           -----------
Cash and cash equivalents at end of period                 $     68              $    108
                                                             ===========           ===========